UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 21, 2016

GORES HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37540	47-4168492
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9800 Wilshire Blvd. Beverly Hills, CA		90212
(Address of principal executive offices)		(Zip Code)

(310) 209-3010

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 21, 2016, the Board of Directors (the “Board”) of Gores Holdings, Inc. (the “Company”) elected Jeffrey Rea to serve as a director of the Company. The Board also appointed Mr. Rea to serve as a member of the Audit Committee, having previously determined that he satisfies all applicable requirements to serve on such committee, including without limitation the applicable independence requirements of the NASDAQ Capital Market and the Securities Exchange Act of 1934, as amended. Upon Mr. Rea’s appointment to the Audit Committee, the sole member of the committee not meeting such independence requirements was removed. Following the appointment of Mr. Rea, the Company’s audit committee consists of Mr. Rea, Randy Bort and William Patton. Mr. Rea was appointed as a Class II director, whose term on the Board will expire at the second annual meeting of the stockholders of the Company.

Mr. Rea, 51, currently serves as a director of BMC Stock Holdings, Inc. (NASDAQ: “STCK”). Mr. Rea previously served as President, Chief Executive Officer and Director of Stock Building Supply Holdings, Inc. from November 2010 to December 1, 2015, at which time the company was merged with Building Materials Holding Corporation to create BMC Stock Holdings, Inc. Prior to that, Mr. Rea served as President of the specialty products group at TE Connectivity Ltd. from 2008 to 2010. Prior to that, Mr. Rea was the Senior Vice President of the building products group at Johns Manville, a global manufacturer of highly engineered materials and building products, which is owned by Berkshire Hathaway Company. Before joining Johns Manville, Mr. Rea served for 15 years in various leadership roles at General Electric Company, including general management, sales and marketing, distribution management and supply chain leadership positions. Mr. Rea also served for five years with its corporate audit staff. Mr. Rea received a degree in mechanical engineering from Rose-Hulman Institute of Technology. Mr. Rea’s leadership and financial experience make him well-qualified to serve as a member of the Company’s Board.

There are no arrangements or understandings between Mr. Rea and any other person pursuant to which Mr. Rea was elected as a director of the Company, and there are no family relationships between Mr. Rea and any of the Company’s other directors or executive officers.

In connection with Mr. Rea’s appointment, he and the Company entered into (i) a director indemnification agreement and (ii) a joinder to each of the letter agreement and the registration rights agreement, each dated as of August 13, 2015, entered into by the Company with its directors (and the other parties thereto) in connection with the Company’s initial public offering. Each of the director indemnification agreement, the letter agreement and the registration rights agreement was described in, and the forms of which were filed as exhibits to, the Company’s registration statement relating to the Company’s initial public offering (File No. 333-205734).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gores Holdings, Inc.

Date: March 22, 2016	By:	/s/ Andrew McBride
	Name:	Andrew McBride
	Title:	Chief Financial Officer and Secretary

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